Exhibit 99.1
1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact Information:
Jeff Dodge	David Rubinger
Investor Relations	Media Relations
(404) 885-8300	(404) 885-8300
jeff.dodge@equifax.com	david.rubinger@equifax.com

Equifax Board of Directors Declares Quarterly Dividend and
Authorizes Additional $250-Million Stock Repurchase Program

ATLANTA, February 7, 2007 - Equifax Inc. (NYSE: EFX) today announced that the Equifax Board of Directors declared a quarterly dividend of $.04 per share, payable on March 15, 2007, to shareholders of record as of February 22, 2007. Equifax has paid cash dividends for 94 consecutive years.

Equifax also announced that the Board has authorized the repurchase of up to an additional $250 million of the company’s common stock. Since 2003, Equifax has repurchased more than 19.7 million shares valued at over $589 million.

Stock repurchases under this program may be made through open-market and privately negotiated transactions at times and in such amounts as management deems appropriate. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

“Equifax is deeply committed to driving growth and increasing shareholder value,” said Rick Smith, Chairman and CEO. “The expansion of our share buyback program further demonstrates the Board’s confidence in the future of Equifax.”

In 2006, Equifax repurchased a total of 5.9 million shares under its repurchase program at an approximate cost of $213 million, and approximately $133 million remained available as of December 31, 2006.

The 2007 annual meeting of shareholders will be held on Friday, May 4, 2007, at 9:30 a.m. (EDT) in the Walter C. Hill Auditorium at the High Museum of Art, Atlanta, Georgia.

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About Equifax

Equifax Inc. is a global leader in turning information into intelligence. For businesses, Equifax provides faster and easier ways to find, approve and market to the right customers. For consumers, Equifax offers easier, instantaneous ways to buy products or services, and better insight into and management of their personal credit. Equifax. Information That Empowers.

Caution Concerning Forward-Looking Statements

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. Those factors include, but are not limited to, changes in worldwide and U.S. economic conditions and movements in interest rates that materially impact consumer spending and use of consumer debt, including mortgages; changes in demand for Equifax’s products and services; our ability to successfully develop and market new products and services; pricing and other competitive pressures which could result in a loss of customers or a rate of increase or decrease in prices for our services different than past experience; risks relating to illegal third party efforts to access data and our operating systems; risks associated with the integration of acquired technologies, businesses and other investments; changes in laws and regulations governing our business and the application of existing laws, including federal or state responses to identity theft concerns and governing the use of consumer or business credit or marketing information, which could increase our operating costs or reduce the market for our services; disruptions in our business critical systems and operations which could interfere with our ability to deliver services to our customers; third party claims alleging infringement of intellectual property or other proprietary rights or alleging unfair competition or violation of privacy rights; the outcome of pending litigation; and certain other factors discussed under Item 1A, “Risk Factors” in Equifax’s 2005 Annual Report on Form 10-K, and in our other filings with the Securities and Exchange Commission. Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

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